EXHIBIT 8.1
List of Subsidiaries, joint ventures and associates

Subsidiaries	Country of incorporation
Euronav Shipping NV	Belgium
Euronav (UK) Agencies Limited	United Kingdom
Euronav Luxembourg SA	Luxembourg
Euronav SAS	France
Euronav Ship Management SAS	France
Euronav Ship Management Antwerp (branch office)
Euronav Ship Management Ltd	Liberia
Euronav Ship Management Hellas (branch office)
Euronav Hong Kong Ltd	Hong Kong
Euro-Ocean Ship Management (Cyprus) Ltd	Cyprus
Euronav Singapore Pte. Ltd	Singapore
Green Bulker One Pte Ltd	Singapore
Green Bulker Two Pte Ltd	Singapore
Green Bulker Three Pte Ltd	Singapore
Euronav MI II Inc	Marshall Islands
Gener8 Maritime Subsidiary II Inc.	Marshall Islands
Gener8 Maritime Subsidiary New IV Inc.	Marshall Islands
Gener8 Maritime Management LLC	Marshall Islands
TI Africa Ltd	Hong Kong
TI Asia Ltd	Hong Kong
CMB TECH Namibia (Pty) Ltd	Namibia
CMB TECH Namibia Properties (Pty) Ltd	Namibia
CMB.TECH Belgium NV	Belgium
CMB.TECH Industry NV	Belgium
CMB.TECH International NV	Belgium
CMB.TECH Netherlands BV	Netherlands
CMB.TECH Enterprises NV	Belgium
CMB.TECH Technology and development centre Limited	United Kingdom
Ammonia Carrier AS	Norway
CTV Crewing Services Limited	United Kingdom
H2 Infra	Belgium
Windcat Workboats (Ireland) Limited	Ireland
Windcat Workboats (Scotland) Limited	United Kingdom
Windcat Workboats (Wales) CYF	United Kingdom
Windcat Workboats 2 Ltd	Guernsey
Windcat Workboats BV	Netherlands
Windcat Workboats Holdings Limited	United Kingdom
Windcat Workboats International BV	Netherlands
Windcat Workboats International Ltd	Guernsey
Windcat Workboats Limited	United Kingdom
CMB.TECH Bermuda Ltd.	Bermuda

EXHIBIT 8.1

Golden Ocean Group Management (Bermuda) Ltd.	Bermuda
CMB.TECH Norway AS	Norway
Golden Ocean Trading Ltd.	Bermuda
Golden Ocean Shipping Co Pte Ltd.	Singapore
Vessel owning entities	Bermuda
Golden Ocean Holdings Ltd.	Bermuda

Joint ventures	Country of incorporation
Tankers Agencies (UK) Ltd	United Kingdom
Tankers International LLC	Marshall Islands
Bari Shipholding Ltd	Hong Kong
Bastia Shipholding Ltd	Hong Kong
be Hydro BV	Belgium
Cleanergy Solutions (Namibia) (Pty) Ltd	Namibia
FRS Windcat Offshore Logistics GmbH	Germany
FRS Windcat Offshore Logistics Limited	Cyprus
FRS Windcat Polska Sp.z.o.o	Poland
JPN H2YDRO CO. Ltd	Japan
TSM Windcat sas	France
United Freight Carriers LLC	Bermuda

Associates	Country of incorporation
TFG Marine Pte Ltd.	Singapore